UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 3, 2016

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3809 S. FM 1788

Midland, Texas 79706

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (432) 563-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 4, 2016, CSI Compressco LP (the “Partnership”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, under Items 1.01, 2.03 and 3.03, the execution and material terms of a Fourth Amendment to Credit Agreement dated November 3, 2016 by and among the Partnership, CSI Compressco Sub Inc., Bank of America, N.A., in its capacity as administrative agent, collateral agent, lender, letter of credit issuer, and swing line issuer, and the other lenders and loan parties thereto. The sole purpose of this Amendment No. 1 on Form 8-K/A is to file as an Exhibit the Fourth Amendment to Credit Agreement, including the conformed Credit Agreement attached thereto, as described in Items 1.01, 2.03 and 3.03 of the Original Form 8-K. The Fourth Amendment to Credit Agreement, including the conformed Credit Agreement attached thereto, is filed herewith as Exhibit 10.1. Except for the filing of the Fourth Amendment to Credit Agreement, no other changes were made to the Original Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On November 3, 2016, CSI Compressco LP, a Delaware limited partnership (the “Partnership”) and CSI Compressco Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Partnership (“CSI Compressco Sub”), as borrowers, entered into the Fourth Amendment to Credit Agreement (the “Amendment”) amending the Credit Agreement dated August 4, 2014 (as previously amended by that certain First Amendment to Credit Agreement dated as of December 18, 2014, that certain Second Amendment to Credit Agreement dated as of April 1, 2015 and that certain Third Amendment to Credit Agreement dated as of May 25, 2016, as so amended, the “Credit Agreement”) with Bank of America, N.A., in its capacity as administrative agent, collateral agent, lender, letter of credit issuer and swing line issuer, and the other lenders and loan parties a party thereto. The Amendment provided for changes and modifications to the Credit Agreement as follows:

ABL Facility. The Amendment converted the existing secured revolving credit facility into an asset-based revolving credit facility (“ABL Facility”). Borrowings under the Credit Agreement may not exceed a borrowing base equal to the sum of:

(i)	80% of the aggregate net amount of eligible accounts receivable, plus

(ii)	20% of the aggregate value of any eligible spare parts, in the event the Partnership has elected to include eligible spare parts pursuant to a notice to the administrative agent, plus

(iii)	80% of the net in-place eligible compressor equipment, decreased each month by the amount of depreciation expense associated with such eligible compressor equipment, plus

(iv)	80% of the cost of new eligible compressor equipment, and minus

(v)	the amount of any reserves established by the administrative agent in its discretion.

In addition, the Amendment:

(i)	imposed a requirement to deliver on a monthly basis (or a weekly basis in the event that Excess Availability (as defined below) is less than $30.0 million), a borrowing base certificate;

(ii)

imposed a requirement to, at the expense of the Partnership, permit the performance of, on an annual basis (and at such other times may be required under the Credit Agreement), a field examination of the collateral and related reports;

(iii)

imposed requirements for the loan parties to use commercially reasonable efforts to obtain collateral access agreements for certain third party locations where collateral is stored and to include certain assignment language in future customer contracts for the benefit of the administrative agent and the lenders.

Under the terms of the ABL Facility, if (i) an event of default has occurred and is continuing or (ii) excess availability under the ABL Facility (based on the lesser of the aggregate commitments thereunder and the borrowing base in excess of the amount outstanding) (the “Excess Availability”) falls below $30.0 million, the Partnership and other loan parties will become subject to cash dominion provisions in the ABL Facility. The cash dominion

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the restriction on distributions on the Partnership’s units contained in the Credit Agreement is also responsive to this Item 3.03 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement dated November 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP
By	CSI Compressco GP Inc., its general partner

By:	/s/Timothy A. Knox
Timothy A. Knox
President

Date: November 4, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement dated November 3, 2016

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